UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2005

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2005, Harris Corporation ("Harris") entered into Amendment Number Eleven (the "Amendment") to the Harris Corporation Retirement Plan (the "Plan") that changed the profit sharing contribution formula under the Plan. The Amendment replaces the current profit sharing contribution formula based on Harris’ adjusted consolidated net income with a new formula based on Harris’ earnings per share.

The new profit sharing contribution formula provides that each Plan year, commencing with Harris’ 2006 fiscal year, a profit sharing contribution will be made with respect to each eligible participant in an amount equal to a specified percentage of such participant’s eligible compensation (not to exceed 6%), with the applicable percentage determined based on Harris’ earnings per share for such Plan year as compared to an earnings per share plan target and maximum and minimum earnings per share targets established by the Board of Directors of Harris (the "Board") or the Management Development and Compensation Committee for such Plan year. Additionally, the calculation of earnings per share, the applicable percentages and the profit sharing contribution are subject to certain limitations relating to Harris’ net profits and to certain potential adjustments by the Board or the Management Development and Compensation Committee for unusual or nonrecurring events affecting Harris or its financial statements or changes in applicable laws, regulations or accounting principles.

The foregoing summary description of the Amendment is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of Amendment Number Eleven to the Harris Corporation Retirement Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Amendment follows Amendment Number Ten to the Harris Corporation Retirement Plan, a non-material amendment to the definition of "compensation" under the Plan entered into by Harris on June 8, 2005, pursuant to approval of Harris’ Employee Benefits Committee in accordance with the terms of the Plan, which Amendment Number Ten is filed for purposes of completeness as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 29, 2005, Joseph L. Dionne, having reached the mandatory retirement age of 72 as specified in Harris’ Corporate Governance Principles, submitted his resignation as a director of Harris Corporation, effective June 30, 2005. Effective upon Mr. Dionne’s resignation, the Board decreased the authorized number of directors constituting the Board from eleven to ten.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

10.1 Amendment Number Ten to the Harris Corporation Retirement Plan, dated as of June 8, 2005.
10.2 Amendment Number Eleven to the Harris Corporation Retirement Plan, dated as of June 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

July 6, 2005	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President-Associate General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Number Ten to the Harris Corporation Retirement Plan, dated as of June 8, 2005.
10.2	Amendment Number Eleven to the Harris Corporation Retiremnet Plan, dated as of June 30, 2005.